On October 1, 2015, Calvert Balanced Portfolio, Calvert Equity Portfolio, Calvert Large Cap Core Portfolio and Calvert Bond Portfolio each adopted the Calvert Principles of Responsible Investment (the Principles). The Principles are the over-arching framework through which Calvert Investments evaluates corporations for investment, and the Principles guide our stewardship with companies on behalf of clients through active engagement. In conjunction with financial analysis, the Principles are applied across industries and to specific companies in order to inform our view of risk and opportunity factors that may affect investment performance.

Calvert Principles for Responsible Investment

We believe that most corporations deliver a net benefit to society, through their products and services, creation of jobs and the sum of their behaviors. As a responsible investor, Calvert seeks to invest in companies that provide positive leadership in the areas of their business operations and overall activities that are material to improving societal outcomes, including those that will affect future generations.

Calvert seeks to invest in companies that balance the needs of financial and non-financial stakeholders and demonstrate a commitment to the global commons as well as to the rights of individuals and communities.

Calverts passive indices seek to include companies based on the following Principles. Calverts active investment strategies give priority to the Principles and seek superior risk adjusted financial returns relative to market benchmarks.

Our stewardship on behalf of our clients extends to active engagement with companies held in our portfolios consistent with our proxy voting guidelines.


Advance Environmental Sustainability and Resource Efficiency

	Reduce the negative impact of business operations on the environment Manage water scarcity and ensure efficient and equitable access to clean sources
	Mitigate impact on all types of natural capital
	Diminish climate-related risks and reduce their carbon emissions
	Drive sustainability innovation and resource efficiency through business operations and products and services


Contribute to Equitable Societies and Respect Human Rights

	Respect consumers by marketing products and services in a fair and ethical
	manner, maintaining integrity in customer relations and ensuring the security
	of sensitive consumer data
	Respect human rights, respect culture and tradition in local communities and
	economies and respect Indigenous Peoples Rights
	Promote diversity and gender equity across workplaces, marketplaces and
	communities
	Demonstrate a commitment to employees by ensuring development, communication,
	 appropriate economic opportunity and decent workplace standards
	Save lives by guaranteeing product safety while promoting public health


Accountable Governance and Build Transparency

	Provide responsible stewardship of capital in shareholders best interests
	Exhibit accountable governance and develop effective boards that reflect
	expertise and diversity of perspective and provide oversight of sustainability
	 risk and opportunity
	Integrate environmental and social risks, impacts and performance in material
	 financial disclosures in order to inform shareholders, benefit stakeholders
	and contribute to company strategy
	Lift ethical standards in all operations, including in dealings with
	customers, regulators and business partners
	Demonstrate transparency and accountability in addressing adverse events
	and controversies  while minimizing risks and building trust

Calverts commitment to these Principles signifies continuing focus on companies with superior corporate responsibility and sustainability. The application of the Principles generally precludes investments in companies that:

	Demonstrate poor environmental performance or compliance records, contribute
	significantly to local or global environmental problems, or include risks
	related to the operation of nuclear power facilities.
	Are the subjects of serious labor-related actions or penalties by regulatory
	agencies or demonstrate a pattern of employing forced, compulsory or child
	labor.
	Exhibit a pattern and practice of human rights violations or are directly
	complicit in human rights violations committed by governments or security
	forces, including those that are under U.S. or international sanction for
	grave human rights abuses, such as genocide and forced labor.
	Exhibit a pattern and practice of violating the rights and protections of
	Indigenous Peoples.
	Demonstrate poor corporate governance or engage in harmful or unethical
	business practices.
	Manufacture tobacco products.
	Have significant and direct involvement in the manufacture of alcoholic
	beverages or gambling operations.
	Manufacture or sell firearms and/or ammunition.
	Manufacture, design, or sell weapons or the critical components of weapons
	that violate international humanitarian law or manufacture, design, or sell
	inherently offensive weapons, as defined by the Treaty on Conventional Armed
	Forces in Europe and the U.N. Register on Conventional Arms, or the munitions
	designed for use in such inherently offensive weapons.
	Abuse animals, cause unnecessary suffering and death of animals, or whose
	operations involve the exploitation or mistreatment of animals.
	Develop genetically-modified organisms for environmental release without
	countervailing social benefits such as demonstrating leadership in promoting
	safety, protection of Indigenous Peoples rights, the interests of organic
	farmers and the interests of developing countries generally.